Exhibit 99.7
LAST UPDATED:
7/30/08
Pinnacle West Capital Corporation
Earnings Variance Explanations
for the Three-Month and Six-Month Periods Ended June 30, 2008 and 2007
     This discussion explains the changes in our consolidated earnings for the three-month and six-month periods ended June 30, 2008 and 2007. Unaudited Condensed Consolidated Statements of Income for the three months and six months ended June 30, 2008 and 2007 follow this discussion. We will file our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 on or before August 11, 2008. We suggest that this discussion be read in connection with the Pinnacle West Capital Corporation (“Pinnacle West”) Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008. Additional operating and financial statistics and a glossary of terms are available on our website (www.pinnaclewest.com).
EARNINGS CONTRIBUTION BY BUSINESS SEGMENT
     Pinnacle West’s two reportable business segments are:
•	our regulated electricity segment, which consists of traditional regulated retail and wholesale electricity businesses (primarily electric service to Native Load customers) and related activities and includes electricity generation, transmission and distribution; and

•	our real estate segment, which consists of SunCor’s real estate development and investment activities.
     The following table presents income from continuing operations for our regulated electricity and real estate segments and reconciles those amounts to net income in total for the three months and six months ended June 30, 2008 and 2007 (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Regulated electricity segment	$121	$71	$114	$74
Real estate segment	(5)	—	(6)	10
All other (a)	(2)	8	1	12

Income from continuing operations	114	79	109	96
Income from discontinued operations, real estate segment – net of tax (b)	20	—	20	—

Net income	$134	$79	$129	$96

(a)	Includes activities related to marketing and trading, APSES and El Dorado. None of these segments is a reportable segment.

(b)	Primarily relates to a commercial property sale.

PINNACLE WEST CONSOLIDATED – RESULTS OF OPERATIONS
Operating Results – Three-month period ended June 30, 2008 compared with three-month period ended June 30, 2007
     Our consolidated net income for the three months ended June 30, 2008 was $134 million compared with net income of $79 million for the comparable prior-year period. Net income increased $55 million in the period-to-period comparison and is reflected in the segments as follows:
•	Regulated Electricity Segment – Net income increased approximately $50 million due to various factors, including income tax benefits of $30 million related to prior years resolved in 2008; the impacts of retail and transmission rate increases; increased mark-to-market valuations of fuel and purchased power contracts related to changes in market prices, net of related PSA deferrals; a regulatory disallowance in 2007; increased revenues, net of fuel and purchased power costs, related to long-term traditional wholesale contracts; and higher retail sales primarily due to customer growth. These positive factors were partially offset by the effects of milder weather on retail sales; higher operations and maintenance expense primarily related to distribution system reliability, generation costs (including planned maintenance and overhauls), and other costs; and higher depreciation and amortization primarily due to higher plant balances.

•	Real Estate Segment – Net income increased approximately $15 million primarily due to a commercial property sale in 2008, partially offset by lower land parcel sales resulting from the weak real estate market.

•	Other – Net income decreased approximately $10 million primarily due to lower marketing and trading contributions as a result of lower sales volumes.
     Additional details on the major factors that increased (decreased) net income for the three-month period ended June 30, 2008 compared with the prior-year period are contained in the following table (dollars in millions):

	Increase (Decrease)
	Pretax	After Tax
Regulated electricity segment:
Impacts of retail rate increase effective July 1, 2007 and transmission rate increase effective March 1, 2008:
Retail revenue increase primarily related to higher Base Fuel Rate	$93	$57
Decreased deferred fuel and purchased power costs related to higher Base Fuel Rate	(76)	(46)
Transmission rate increase (including a retail rate component)	7	4
Higher mark-to-market valuations of fuel and purchased power contracts related to changes in market prices, net of related PSA deferrals	17	10
Regulatory disallowance in 2007	14	8
Increased revenues, net of fuel and purchased power costs, related to long-term traditional wholesale contracts	7	4
Higher retail sales primarily due to customer growth, excluding weather effects	6	4
Effects of milder weather on retail sales	(18)	(11)
Higher operations and maintenance expense primarily related to distribution system reliability, increased generation costs (including planned maintenance and overhauls), and other costs	(12)	(7)
Higher depreciation and amortization primarily due to higher plant balances	(5)	(3)
Income tax benefits related to prior years resolved in 2008	—	30
Miscellaneous items, net	2	—

Increase in regulated electricity segment net income	35	50

Lower real estate segment income from continuing operations primarily due to lower land parcel sales resulting from the weak real estate market	(8)	(5)
Lower marketing and trading contribution primarily due to lower sales volumes	(13)	(8)
Other miscellaneous items, net	(2)	(2)

Increase in income from continuing operations	$12	35

Increase in real estate segment income from discontinued operations primarily related to a commercial property sale		20

Increase in net income		$55

Regulated Electricity Segment Revenues
     Regulated electricity segment revenues were $118 million higher for the three months ended June 30, 2008 compared with the prior-year period primarily because of:
•	a $93 million increase in retail revenues due to a rate increase effective July 1, 2007;

•	a $20 million increase in revenues from Off-System Sales due to higher prices and volumes;

•	a $13 million increase in revenues related to long-term traditional wholesale contracts;

•	an $8 million increase in retail revenues primarily related to customer growth, excluding weather effects;

•	a $7 million increase due to a transmission rate increase (including a retail rate component) effective March 1, 2008;

•	a $24 million decrease in retail revenue due to the effects of milder weather;

•	an $8 million decrease in retail revenues related to recovery of PSA deferrals, which had no earnings effect because of amortization of the same amount recorded as fuel and purchased power expense; and

•	a $9 million net increase due to miscellaneous factors.
Real Estate Segment Revenues
     Real estate segment revenues were $11 million lower for the three months ended June 30, 2008 compared with the prior-year period primarily due to lower land parcel and home sales as a result of the weak real estate market.
All Other Revenues
     All other revenues were $44 million lower for the three months ended June 30, 2008 compared with the prior-year period primarily due to the planned reduction of APSES’ retail commodity-related energy services and a decrease in other marketing and trading activities.
Operating Results – Six-month period ended June 30, 2008 compared with six-month period ended June 30, 2007
     Our consolidated net income for the six months ended June 30, 2008 was $129 million compared with net income of $96 million for the comparable prior-year period. Net income increased $33 million in the period-to-period comparison and is reflected in the segments as follows:
•	Regulated Electricity Segment – Net income increased approximately $40 million due to various factors, including income tax benefits of $30 million related to prior years resolved in 2008; the impacts of retail and transmission rate increases; increased mark-to-market valuations of fuel and purchased power contracts related to changes in market prices, net of related PSA deferrals; a regulatory disallowance in 2007; higher retail sales primarily due to customer growth; and increased revenues, net of fuel and purchased power costs, related to long-term traditional wholesale contracts. These positive factors were partially offset by higher operations and maintenance expense primarily related to increased generation costs (including planned maintenance and overhauls), increased costs related to distribution system reliability, and other costs; the effects of milder weather on retail sales; and higher depreciation and amortization primarily due to higher plant balances.
•	Real Estate Segment – Net income increased approximately $4 million primarily due to a commercial property sale in 2008, partially offset by lower land parcel sales resulting from the weak real estate market.

•	Other – Net income decreased approximately $11 million primarily due to lower marketing and trading contributions as a result of lower sales volumes.
     Additional details on the major factors that increased (decreased) net income for the six-month period ended June 30, 2008 compared with the prior-year period are contained in the following table (dollars in millions):

	Increase (Decrease)
	Pretax	After Tax
Regulated electricity segment:
Impacts of retail rate increase effective July 1, 2007 and transmission rate increase effective March 1, 2008:
Retail revenue increase primarily related to higher Base Fuel Rate	$156	$95
Decreased deferred fuel and purchased power costs related to higher Base Fuel Rate	(141)	(86)
Transmission rate increase (including a retail rate component)	10	6
Higher mark-to-market valuations of fuel and purchased power contracts related to changes in market prices, net of related PSA deferrals	26	16
Regulatory disallowance in 2007	14	8
Higher retail sales primarily due to customer growth, excluding weather effects	12	7
Increased revenues, net of fuel and purchased power costs, related to long-term traditional wholesale contracts	11	7
Effects of milder weather on retail sales	(19)	(12)
Operations and maintenance expense increases primarily due to:
Increased customer service and other costs as a result of distribution system reliability	(18)	(11)
Increased generation costs, including more planned maintenance and overhauls	(15)	(9)
Higher depreciation and amortization primarily due to higher plant balances	(11)	(7)
Income tax benefits related to prior years resolved in 2008	—	30
Miscellaneous items, net	(3)	(4)

Increase in regulated electricity segment net income	22	40

Lower real estate segment income from continuing operations primarily due to lower land parcel sales resulting from the weak real estate market	(26)	(16)
Lower marketing and trading contribution primarily due to lower sales volumes	(21)	(13)
Other miscellaneous items, net	6	2

Increase (decrease) in income from continuing operations	$(19)	13

Increase in real estate segment income from discontinued operations primarily related to a commercial property sale		20

Increase in net income		$33

Regulated Electricity Segment Revenues
     Regulated electricity segment revenues were $205 million higher for the six months ended June 30, 2008 compared with the prior-year period primarily because of:
•	a $156 million increase in retail revenues due to a rate increase effective July 1, 2007;

•	a $37 million increase in revenues from Off-System Sales due to higher prices and volumes;

•	a $20 million increase in revenues related to long-term traditional wholesale contracts;

•	a $16 million increase in retail revenues primarily related to customer growth, excluding weather effects;

•	a $10 million increase due to a transmission rate increase (including a retail rate component) effective March 1, 2008;

•	a $26 million decrease in retail revenues related to recovery of PSA deferrals, which had no earnings effect because of amortization of the same amount recorded as fuel and purchased power expense;

•	a $25 million decrease in retail revenue due to the effects of milder weather; and

•	a $17 million net increase due to miscellaneous factors.
Real Estate Segment Revenues
     Real estate segment revenues were $40 million lower for the six months ended June 30, 2008 compared with the prior-year period primarily due to lower land parcel sales as a result of the weak real estate market.
All Other Revenues
     All other revenues were $60 million lower for the six months ended June 30, 2008 compared with the prior-year period primarily due to the planned reduction of APSES’ retail commodity-related energy services and a decrease in other marketing and trading activities.

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	THREE MONTHS ENDED
	JUNE 30,		Increase (Decrease)
	2008	2007	Amount	Percent
Operating Revenues
Regulated electricity segment	$829,478	$711,293	$118,185	16.6%	B
Real estate segment	36,880	47,819	(10,939)	22.9%	W
Marketing and trading	50,673	92,637	(41,964)	45.3%	W
Other revenues	9,162	11,153	(1,991)	17.9%	W

Total	926,193	862,902	63,291	7.3%	B

Operating Expenses
Regulated electricity segment fuel and purchased power	327,561	270,337	57,224	21.2%	W
Real estate segment operations	41,746	45,917	(4,171)	9.1%	B
Marketing and trading fuel and purchased power	45,245	74,533	(29,288)	39.3%	B
Operations and maintenance	194,909	177,310	17,599	9.9%	W
Depreciation and amortization	97,784	92,476	5,308	5.7%	W
Taxes other than income taxes	33,251	34,757	(1,506)	4.3%	B
Other expenses	6,822	8,803	(1,981)	22.5%	B

Total	747,318	704,133	43,185	6.1%	W

Operating Income	178,875	158,769	20,106	12.7%	B

Other
Allowance for equity funds used during construction	5,414	5,195	219	4.2%	B
Other income	3,928	5,869	(1,941)	33.1%	W
Other expense	(10,063)	(3,269)	(6,794)	207.8%	W

Total	(721)	7,795	(8,516)	109.2%	W

Interest Expense
Interest charges	51,583	51,827	(244)	0.5%	B
Capitalized interest	(4,938)	(5,213)	275	5.3%	W

Total	46,645	46,614	31	0.1%	W

Income From Continuing Operations Before Income Taxes	131,509	119,950	11,559	9.6%	B

Income Taxes	17,076	40,713	(23,637)	58.1%	B

Income From Continuing Operations	114,433	79,237	35,196	44.4%	B

Income (Loss) From Discontinued Operations
Net of Income Taxes	19,429	(243)	19,672	8095.5%	B

Net Income	$133,862	$78,994	$54,868	69.5%	B

Weighted-Average Common Shares Outstanding — Basic	100,653	100,229	424	0.4%

Weighted-Average Common Shares Outstanding — Diluted	100,917	100,779	138	0.1%

Earnings Per Weighted-Average Common Share Outstanding
Income from continuing operations — basic	$1.14	$0.79	$0.35	44.3%	B
Net income — basic	$1.33	$0.79	$0.54	68.4%	B
Income from continuing operations — diluted	$1.13	$0.79	$0.34	43.0%	B
Net income — diluted	$1.33	$0.78	$0.55	70.5%	B

B — Better

W — Worse

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	SIX MONTHS ENDED
	JUNE 30,		Increase (Decrease)
	2008	2007	Amount	Percent
Operating Revenues
Regulated electricity segment	$1,452,279	$1,247,344	$204,935	16.4%	B
Real estate segment	84,622	124,951	(40,329)	32.3%	W
Marketing and trading	108,131	165,108	(56,977)	34.5%	W
Other revenues	17,899	20,516	(2,617)	12.8%	W

Total	1,662,931	1,557,919	105,012	6.7%	B

Operating Expenses
Regulated electricity segment fuel and purchased power	596,939	473,690	123,249	26.0%	W
Real estate segment operations	89,965	107,253	(17,288)	16.1%	B
Marketing and trading fuel and purchased power	96,767	132,477	(35,710)	27.0%	B
Operations and maintenance	389,033	348,888	40,145	11.5%	W
Depreciation and amortization	193,391	181,854	11,537	6.3%	W
Taxes other than income taxes	66,403	69,476	(3,073)	4.4%	B
Other expenses	12,760	17,291	(4,531)	26.2%	B

Total	1,445,258	1,330,929	114,329	8.6%	W

Operating Income	217,673	226,990	(9,317)	4.1%	W

Other
Allowance for equity funds used during construction	11,538	9,639	1,899	19.7%	B
Other income	7,776	8,642	(866)	10.0%	W
Other expense	(14,971)	(7,883)	(7,088)	89.9%	W

Total	4,343	10,398	(6,055)	58.2%	W

Interest Expense
Interest charges	106,349	101,953	4,396	4.3%	W
Capitalized interest	(10,617)	(10,020)	(597)	6.0%	B

Total	95,732	91,933	3,799	4.1%	W

Income From Continuing Operations Before Income Taxes	126,284	145,455	(19,171)	13.2%	W

Income Taxes	16,519	49,754	(33,235)	66.8%	B

Income From Continuing Operations	109,765	95,701	14,064	14.7%	B

Income (Loss) From Discontinued Operations
Net of Income Taxes	19,624	(177)	19,801	11187.0%	B

Net Income	$129,389	$95,524	$33,865	35.5%	B

Weighted-Average Common Shares Outstanding — Basic	100,587	100,138	449	0.4%

Weighted-Average Common Shares Outstanding — Diluted	100,856	100,718	138	0.1%

Earnings Per Weighted-Average Common Share Outstanding
Income from continuing operations — basic	$1.09	$0.96	$0.13	13.5%	B
Net income — basic	$1.29	$0.95	$0.34	35.8%	B
Income from continuing operations — diluted	$1.09	$0.95	$0.14	14.7%	B
Net income — diluted	$1.28	$0.95	$0.33	34.7%	B

B — Better

W — Worse